UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 11, 2005

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a) As disclosed on Form 8-K dated May 4, 2005, prior to March 31, 2005 we did not exclude from capital expenditures reported in the statement of cash flows, capital expenditures that were unpaid and included in accounts payable at each balance sheet date. Thus capital expenditures were reported in the cash flow statement on an accrual basis rather than on a cash basis. This presentation caused an over/understatement of cash flows from investing activities with an equal over/understatement of cash flows from operating activities.

     During the preparation of our quarterly report on Form 10-Q for the three months ended March 31, 2005, management and the Audit Committee determined that the impact of this error was material to our financial information for certain interim periods within 2004 and 2003 and for the year ended December 31, 2003. Management recommended and the Audit Committee agreed at a meeting on May 11, 2005, that previously reported results should be restated to correct the reporting of unpaid capital expenditures in the statement of cash flows and, in light of the restatement the statement of cash flows contained in our Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q during 2004 should no longer be relied upon. We will file the restated consolidated financial statements as amendments to our periodic reports with the Securities and Exchange Commission on the appropriate forms as soon as practicable.

     Management has re-evaluated the effectiveness of its disclosure controls and procedures as a result of this restatement and concluded its disclosure controls and procedures were not effective as of December 31, 2004 solely because of a failure to ensure the correct application of SFAS 95 in the statement of cash flows related to the classification of unpaid property, plant and equipment. When we file the amended reports, we will have remediated this material weakness in our internal control over financial reporting with respect to accounting for operating and investing cash flows.

     The restatement adjustments will not impact our previously reported balance sheets, statements of operations including our net income (loss), earnings (loss) per share and stockholders’ equity.

     Management and the Audit Committee have discussed the conclusions disclosed in this Form 8-K with its independent registered public accounting firm, PricewaterhouseCoopers LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Date: May 11, 2005